UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2021

YIJIA GROUP CORP.

(Exact name of registrant as specified in Charter)

Nevada	333-218733	35-2583762
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

30 N Gould St Ste 22545

Sheridan, WY 82801

(Address of Principal Executive Offices)

310-266-3738

(Registrant’s telephone number)

Unit 304-307A, 3/F Houston Center,

No. 63 Mody Road, Kowloon, Hong Kong.

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.01.  Changes in Control of Registrant

On July 28, 2021, Barry Sytner, a non-affiliate of the registrant, purchased an aggregate of 5,066,250 common shares from Kim Lee Poh, Jian Yang and Shaoyin Wu, officers and directors of the registrant and from Jiang Bo, Chen Bo Bo and Zheng Lixing, other majority shareholders of the registrant.  The purchase price for the common shares was paid from Mr. Sytner’s personal funds resulting in a change of control of the registrant. The common shares were transferred to Barry Sytner effective August 4, 2021. The 5,066,250 common shares 86.3% of the currently issued and outstanding common of the registrant.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On July 28, 2021, Shaoyin Wu, Kim Lee Poh and Jian Yang resigned as officers and directors of the registrant.

On July 28, 2021, Barry Sytner, age 68, was appointed as Chief Executive Officer and Director of the registrant.  He will stand for re-election at the next annual meeting of the shareholders.  There are no material arrangements to which Mr. Sytner is a party, and there is no family relationship between him and any other party connected to the registrant.

Mr Sytner has over 40 years of business experience as the Chief Executive Officer of numerous companies and in various sectors of business. For the past five years he has been the Chief Executive Officer of Innovation Consulting, a Company which works with businesses in need of reorganizing, marketing and financing.

Item 8.01. Other Events

New management intends to pursue business consulting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yijia Group Corp.

/s/Barry Sytner

By: Barry Sytner, Chief Executive Officer

Date: August 5, 2021